UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

United Therapeutics Corporation

(Exact Name of Registrant as Specified in the Charter)

Delaware	000-26301	52-1984749
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 Spring Street Silver Spring, MD		20910
(Address of principal executive offices)		(Zip Code)

(301) 608-9292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2008, United Therapeutics Corporation (the “Company”) entered into an Amended and Restated Rights Agreement with The Bank of New York, as Rights Agent (the “Amended and Restated Rights Agreement”), which amends and restates the Rights Agreement, dated December 17, 2000, by and between the Company and The Bank of New York, as Rights Agent (the “Original Rights Agreement”), pursuant to which the holders of the Company’s outstanding shares of common stock hold one preferred share purchase right (a “Right”) for each share held.

The Amended and Restated Rights Agreement incorporates the following material changes from the Original Rights Agreement: (i) the final expiration date is extended to June 26, 2018 (from December 29, 2010, under the Original Rights Agreement); (ii) the purchase price is increased to $800.00 per Right (from $129.50 per Right under the Original Rights Agreement); and  (iii) the definition of “Beneficial Owner” is amended to clarify that a person will be deemed to beneficially own any securities that are the subject of specified derivative transactions to which the Company is not a party entered into by such person.  The Amended and Restated Rights Agreement also contains several other ministerial modifications.

A copy of the Amended and Restated Rights Agreement is filed as Exhibit 4.1 to this Form 8-K. The foregoing description of the Amended and Restated Rights Agreement is qualified in its entirety by reference to the Amended and Restated Rights Agreement attached hereto as Exhibit 4.1.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

See the description set forth under “Item 1.01.  Entry Into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	First Amended and Restated Rights Agreement, dated as of June 30, 2008, by and between United Therapeutics Corporation and The Bank of New York as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

(Registrant)

Dated: July 3, 2008	By:	/s/ PAUL A. MAHON
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	First Amended and Restated Rights Agreement, dated as of June 30, 2008, by and between United Therapeutics Corporation and The Bank of New York as Rights Agent.